Exhibit 99.1

Contacts:

Rahul Prakash	Abhishek Jain
Chief Executive Officer	President and Secretary
Global Services Partners Acquisition Corp.	Global Services Partners Acquisition Corp.
(703) 373-3143	(703) 373-3143

FOR IMMEDIATE RELEASE

GLOBAL SERVICES PARTNERS ACQUISITION CORP.’S
SECURITIES TO COMMENCE SEPARATE TRADING

Falls Church, Virginia, July 14, 2006 - Global Services Partners Acquisition Corp. (the “Company”) (OTC Bulletin Board: GSPAU and GSPBU) announced today that it has been notified by HCFP/Brenner Securities LLC, the representative of the underwriters in the Company’s initial public offering, that, commencing today, the holders of the Company’s Series A Units and Series B Units may separately trade the Common Stock, Class B Common Stock, Class W Warrants and Class Z Warrants included in such Series A Units and Series B Units.

The OTC Bulletin Board symbols for each of the securities included in the Series A Units and Series B Units are as follows:

Common Stock	GSPA
Class B Common Stock	GSPAB
Class W Warrants	GSPAW
Class Z Warrants	GSPAZ

Global Services Partners Acquisition Corp. is a “blank check company” recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an initial focus on target businesses in the business process services industry.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.